REVOCABLE PROXY

CRESCENT FINANCIAL BANCSHARES, INC.

3600 Glenwood Avenue, Suite 300

 Raleigh, North Carolina 27612

APPOINTMENT OF PROXY

SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Lee H. Roberts and Terry S. Earley (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all outstanding shares of the common stock of Crescent Financial Bancshares, Inc. (the “Company”) held of record by the undersigned on February 5, 2013, at a Special Meeting of Stockholders of the Company to be held at Operations Center of VantageSouth Bank, 206 High House Road, Cary, North Carolina 27513, at 11:00 a.m. on March 7, 2013, and at any adjournments or postponements thereof:

1. APPROVAL AND ADOPTION OF PLAN OF MERGER: Proposal for approval and adoption of the agreement and plan of merger entered into by ECB Bancorp, Inc. and the Company, dated as of September 25, 2012.

        ☐   FOR                            ☐   AGAINST                            ☐   ABSTAIN

2. OTHER BUSINESS: The Proxies are authorized to vote the shares represented by this Appointment of Proxy according to their best judgment on such other business properly presented at the Special Meeting.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE OR FOLLOW THE INSTRUCTIONS TO APPOINT YOUR PROXY VIA THE INTERNET.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE. IN THE ABSENCE OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES “FOR” PROPOSAL 1. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE SPECIAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.

Date: ____________________________ , 2013

____________________________________________	(SEAL)
(Signature)

____________________________________________	(SEAL)
(Signature, if shares held jointly)

Instruction: Please sign above exactly as your name appears hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

TO GRANT YOUR PROXY VIA THE INTERNET

You can submit your proxy by the internet. Just follow these easy steps:

1.	Read the accompanying Joint Proxy Statement/Prospectus.
2.	Visit our website www.crescentstatebank.com/proxy and click on the link for proxy voting.
3.	When prompted for your Voter Control Number, enter the number printed just above your name on the proxy card.

Please note that any grant of a proxy must be completed and submitted on or prior to March 6, 2013 (one day prior to the meeting date). Your internet proxy authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. You may revoke your internet appointment by revisiting our website and changing your instructions prior to March 7, 2013 or by any method sufficient to revoke an appointment of proxy as set forth above.

This is a “secured” webpage site. Your software and/or internet provider must be “enabled” to access this site. Please call your software or internet provider for further information if needed.